Exhibit 99.1

Barnes & Noble Reports Holiday Sales Results

Comparable Store Sales Increase 4.0% between Black Friday and New Year’s Day

NEW YORK--(BUSINESS WIRE)--January 10, 2019--Barnes & Noble, Inc. (NYSE: BKS) today reported comparable store sales increased 4.0% between Black Friday and New Year’s Day and 1.3% for the nine-week holiday period ending December 29, 2018, making the best comparable sales performance for the Company in several years. Our new advertising campaign and improved website contributed to the solid results, as did our buy online and pick up in store initiative. The Company also increased promotional offers, which increased markdowns as well as sales.

“Although we got off to a slow start, sales picked up momentum as we moved deeper into the season, and we finished strongly in accordance with our expectations,” said Len Riggio, Chairman of Barnes & Noble, Inc. "The entire organization deserves credit for our great results, especially our 23,000 local booksellers.”

The Company said that due to the increased advertising expenditure and increased promotional activity, earnings guidance may be reduced by as much as 10%.

Barnes & Noble, Inc. will report third quarter earnings and provide an update on guidance on or about February 28, 2019.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS) is the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 630 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The Nook Digital business offers a lineup of popular NOOK® tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store (www.nook.com) features digital books, periodicals and comics, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

BKS – Financial

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business, risks associated with the eCommerce business, including the possible loss of eCommerce customers and declines in eCommerce sales, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to new store concepts and eCommerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 28, 2018, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

CONTACT:
Media
Mary Ellen Keating
Senior Vice President
Corporate Communications
Barnes & Noble, Inc.
(212) 633-3323
mkeating@bn.com

Investors
Andy Milevoj
Vice President
Investor Relations and Corporate Finance
Barnes & Noble, Inc.
(212) 633-3489
amilevoj@bn.com